________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary proxy statement

    [x] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material under Rule 14a-12

    [ ] Confidential, for use of the Commission only (as permitted by Rule
        14a-6(e)(2))

                                DOUBLECLICK INC.
                   -----------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                   -----------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

--------------------------------------------------------------------------------

       (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

       (3) Filing Party:

--------------------------------------------------------------------------------

       (4) Date Filed:

--------------------------------------------------------------------------------

________________________________________________________________________________

                                                                  April 19, 2001

Dear Stockholders:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of DoubleClick Inc., to be held at 80 Fifth Avenue, 17th Floor, New York, New York on Thursday, May 31, 2001 at 9:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

    If you do not plan to attend the Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    The Proxy Statement and the accompanying form of proxy are first being mailed to the Stockholders of DoubleClick Inc. entitled to vote at the Annual Meeting on or about April 25, 2001.

    We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          KEVIN P. RYAN
                                          KEVIN P. RYAN
                                          Chief Executive Officer and Director

                             YOUR VOTE IS IMPORTANT

    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001

                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2001

                              -------------------
    The Annual Meeting of Stockholders (the 'Annual Meeting') of DoubleClick Inc., a Delaware corporation (the 'Company'), will be held at 80 Fifth Avenue, 17th Floor, New York, New York 10011 on May 31, 2001 at 9:00 a.m. (New York time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

    (1) To elect three directors to serve until the 2004 annual meeting of stockholders or until their respective successors shall have been duly elected and qualified;

    (2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

    (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

    Only stockholders of record at the close of business on April 18, 2001 will be entitled to notice of, and to vote at, the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at our principal executive offices at the address above.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          KEVIN P. RYAN
                                          KEVIN P. RYAN
                                          Chief Executive Officer and Director

New York, New York
April 19, 2001

IT IS IMPORTANT THAT YOU COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY

                                DOUBLECLICK INC.

                              -------------------
             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001
                              -------------------

GENERAL

    This Proxy Statement is furnished to stockholders of record of DoubleClick Inc., a Delaware corporation (the 'Company'), as of April 18, 2001 in connection with the solicitation of proxies by the board of directors of the Company (the 'Board of Directors' or 'Board') for use at the annual meeting of stockholders to be held on May 31, 2001 at 9:00 a.m. (New York time) or at any adjournment of postponement (the 'Annual Meeting').

    Our Annual Report on Form 10-K (which does not form a part of the proxy solicitation materials), containing consolidated financial statements for the fiscal year ended December 31, 2000, is being distributed to stockholders together with this Proxy Statement.

    Our principal executive offices are located at 450 West 33rd Street, New York, New York 10001. This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of the Company entitled to vote at the Annual Meeting on or about April 25, 2001.

PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the 'Proposals'). Each Proposal is described in more detail in this Proxy Statement.

VOTING SECURITIES

    As of the close of business on April 18, 2001, our common stock, par value $0.001 per share ('Common Stock'), was our only class of voting securities outstanding. Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 5,000,000 shares of preferred stock, par value $0.001 per share, with such voting rights as may be determined by the Board of Directors for such series.

    In connection with our pending acquisition of FloNetwork Inc., a Canadian company, we intend to issue one share of series A preferred stock, $.001 par value per share (the 'FloNetwork Special Voting Share'). The FloNetwork Special Voting Share will be entitled to vote at future annual meetings of stockholders together with Common Stock as a single class. The FloNetwork Special Voting Share will be entitled to up to that number of votes equal to the number of exchangeable shares of Thunderball Acquisition II Inc. ('Exchangeable Shares') outstanding on any such applicable record date, other than those Exchangeable Shares which are held by the Company or its affiliates. Exchangeable Shares will be issued to certain FloNetwork Inc. shareholders in connection with the acquisition. Thunderball Acquisition II Inc. is an indirect subsidiary of the Company that will hold all of the outstanding shares of FloNetwork Inc., following the acquisition. Voting rights under the FloNetwork Special Voting Share will be exercised by CIBC Mellon Trust Company, as trustee for the holders of Exchangeable Shares, in accordance with instructions duly received from holders of Exchangeable Shares. To the extent that no such instructions are received, such voting rights will not be exercised.

VOTING AND PROXIES

    At the Annual Meeting, each stockholder of record at the close of business on April 18, 2001 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On
April 18, 2001, there were 129,195,804 shares of Common Stock outstanding. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be included in the vote totals and will not affect the outcome of the votes. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at our principal executive offices.

    Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxy cards that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with instructions thereon, or if no instructions are given, will be voted, (i) 'FOR' the election of the named nominees as directors of the Company and (ii) 'FOR' the ratification of PricewaterhouseCoopers LLP, independent public accountants, as our auditors for the fiscal year ending December 31, 2001, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting 'FOR' the election of the nominees named below as Class I Directors of the Company to serve until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each nominee is currently a director of the Company.

    In accordance with the terms of our amended and restated certificate of incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect each director. This means that the director nominee with the most affirmative votes for a particular position is elected for that position. Withheld votes and abstentions have the effect of a vote 'against' the nominee(s).

    The Board of Directors currently has eight members. Messrs. Thomas S. Murphy, Mark E. Nunnelly and Kevin J. O'Connor are Class I directors whose terms expire at the Annual Meeting and each of whom is a nominee for election. Messrs. Dwight A. Merriman, Kevin P. Ryan and David N. Strohm are Class II directors whose terms expire at the 2002 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). Messrs. W. Grant Gregory and Don Peppers are Class III directors whose terms expire at the 2003 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS (CLASS I DIRECTORS)

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to us by the nominees. Except as indicated, each nominee has had the same principal occupation for the last five years.

    Thomas S. Murphy, 75, has served as a director of the Company since
March 1998. From 1966 until 1990, Mr. Murphy served as Chief Executive Officer and Chairman of the Board of Capital Cities ABC, Inc., a major media company. From 1990 until 1994, Mr. Murphy relinquished the title of Chief Executive Officer but resumed this title again from 1994 until 1996. Since February 1996, Mr. Murphy has been retired. Mr. Murphy currently serves on the Board of Directors of The Walt Disney Company, a motion picture and television production, amusement park, land management and consumer products company, HCA -- The Healthcare Company, a provider of health care services, and is the Chairman of the Board of Trustees of Save the Children.

    Mark E. Nunnelly, 42, has served as a director of the Company since
June 1997. Since 1990, Mr. Nunnelly has served as a Managing Director of Bain Capital Holdings, LLC, a private investment company. Mr. Nunnelly currently serves as a director of Stream International Inc., a computer software and technical support company, eCredit.com, an online credit transaction company, Eschelon, a telecommunications company, Domino's Pizza, a pizza delivery company, and Dade International, a health care company.

    Kevin J. O'Connor, 40, has served as Chairman of the Board of Directors since its inception in January 1996. From the Company's inception in January 1996 until July 2000, Mr. O'Connor also served as the Company's Chief Executive Officer. From December 1995 until January 1996, Mr. O'Connor served as Chief Executive Officer of Internet Advertising Network ('IAN'), an Internet advertising company which he founded. From September 1994 to December 1995, Mr. O'Connor served as director of Digital Research for Digital Communications Associates, a data communications company (now Attachmate Corporation), and from April 1992 to September 1994, as its Chief Technical Officer and Vice President, Research. From its inception in May 1983 until its sale in April 1992, Mr. O'Connor served as Vice President, Research of Intercomputer Communications Corp., a software development company. Mr. O'Connor serves as a director of 1-800-flowers.com, an Internet gift company, ISS Group, Inc., an Internet security development company, and Screaming Media, an Internet technology and content solutions company.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF KEVIN J. O'CONNOR, MARK E. NUNNELLY AND THOMAS S. MURPHY AS CLASS I DIRECTORS UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such director. Except as indicated, each of these directors has had the same principal occupation for the last five years.

CLASS II DIRECTORS (TERMS EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS)

    Dwight A. Merriman, 32, has served as a director of the Company since its inception in January 1996. Mr. Merriman has served as the Company's Chief Technology Officer since February 1996, and served as its Vice President, Engineering from January 1996 until February 1996. From December 1990 until August 1995, Mr. Merriman was a software engineer for Digital Communications Associates, a data communications company (now Attachmate Corporation).

    Kevin P. Ryan, 37, has served as the Company's Chief Executive Officer since July 2000. Mr. Ryan served as the Company's Chief Operating Officer from
April 1998 until July 2000 and as President from July 1997 until July 2000. From June 1996 to March 1998, Mr. Ryan served as the Company's Chief Financial Officer. From January 1994 to June 1996, Mr. Ryan served as Senior Vice President, Business and Finance for United Media, a licensing and syndication company representing comics, columnists and wire services to over 2,000 newspapers around the world. From April 1991 to December 1993, Mr. Ryan served as Senior Manager, Finance for EuroDisney, and from August 1985 to
September 1989, Mr. Ryan was an investment banker for Prudential Investment Corporation in both the United States and the United Kingdom. Mr. Ryan serves as a director of hotjobs.com, an Internet-based recruiting solutions company, and as an advisor of LC39, a start-up incubator fund, and of Doctors Without Borders, an independent humanitarian medical aid agency.

    David N. Strohm, 53, has served as a director of the Company since
June 1997. Since 1980, Mr. Strohm has been an employee of Greylock Management Corporation, a venture capital group, and he is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Switchboard, Inc., a software and computer peripherals company, Legato Systems, a data storage management software company, and ISS Group, Inc., an Internet security development company.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS)

    W. Grant Gregory, 60, has served as a director of the Company since its inception in January 1996. Since 1988, Mr. Gregory has served as Chairman of Gregory & Hoenemeyer, Inc., a merchant banking firm. Since April 1999,
Mr. Gregory has served as the Chief Executive Officer of zUniversity.com, an online network for higher education. Mr. Gregory serves as a director of AMBAC Financial Group, a financial services company, Inacom Corporation, a technology management services company, Dreamlife.com, an Internet professional development network, yClip.com, an e-commerce enabled incentives company, and Class.com, an accredited distance learning Internet company.

    Don Peppers, 50, has served as a director of the Company since
January 1998. Since January 1992, Mr. Peppers has served as a partner of Peppers and Rogers Group, a management consulting firm. He serves on the board of directors of Modem Media.Poppe Tyson Inc., and serves on the board of advisors for Internet Capital Group, E.piphany and BroadVision.

COMPENSATION OF DIRECTORS

    Cash Compensation. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with attending these meetings.

    Stock Option Grants. Under the Automatic Option Grant Program under the Company's 1997 Stock Incentive Plan (the 'Plan'), each individual who was serving as a non-employee member of the Board of Directors on February 19, 1998 (the 'Underwriting Date') was automatically granted a non-statutory option to purchase 20,000 shares of Common Stock. In addition, each individual who was first elected or appointed as a non-employee member of the Board of Directors at any time after the Underwriting Date was automatically granted, on the date of such initial election or appointment, a non-statutory option to purchase 100,000 shares of Common Stock, provided that individual had not previously been in the employ of the Company or any parent or subsidiary of the Company. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a member of the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting of stockholders, will automatically be granted a non-statutory option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee member of the Board of Directors for at least six (6) months. Both the initial and annual option grants will have a term of ten years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee member of the Board of Directors cease prior to lapse of such repurchase rights. The initial grant of 100,000 shares will vest in successive equal annual installments over the optionee's initial four-year period of service on the Board of Directors. Each additional 20,000 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or permanent disability of the optionee while serving on the Board of Directors.

    Pursuant to these provisions, each of Messrs. Nunnelly, Strohm and Gregory received an option grant on February 20, 1998 to purchase 20,000 shares of Common Stock at an exercise price of $4.25 per share. On January 12, 1998, Mr. Peppers received an option grant to purchase 100,000 shares of Common Stock at an exercise price of $2.75 per share. On March 26, 1998, Mr. Murphy received an option grant to purchase 100,000 shares of Common Stock at an exercise price of $7.91 per share. On May 24, 1999, each of Messrs. Gregory, Murphy, Nunnelly and Strohm received an automatic option grant to purchase 20,000 shares at an exercise price of $48.94. On May 26, 2000, each of Messrs. Gregory, Murphy, Nunnelly, Strohm and Peppers received an automatic option grant to purchase 20,000 shares at an exercise price of $41.13.

                                   PROPOSAL 2
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP, independent public accountants, as our independent accountants to serve for the year ending December 31, 2001, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Although stockholder ratification of the selection of independent accountants is not required, the Board of Directors considers it desirable for the stockholders to vote upon this selection. The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting is required to ratify the selection of independent accountants. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to this proposal. If the stockholders do not approve the selection of PricewaterhouseCoopers LLP as independent auditors, the Audit Committee will consider the selection of other independent accountants. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer appropriate questions from stockholders.

FEES BILLED TO THE COMPANY BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2000

    Audit Fees: An aggregate of $475,000 was billed for professional services rendered for the audit of the Company's annual financial statements for the 2000 fiscal year and for the reviews of financial statements included in the Company's quarterly reports on Form 10-Q for the 2000 fiscal year.

    Financial Information Systems Design and Implementation Fees:
PricewaterhouseCoopers LLP did not render professional services to the Company relating to financial information systems design and implementation during the 2000 fiscal year.

    All Other Fees: Fees billed to the Company by PricewaterhouseCoopers LLP during the 2000 fiscal year for all other non-audit services rendered to the Company, including Securities and Exchange Commission registration statements, tax consulting services, statutory audits and other assurance services totaled $1.8 million.

    The Company's Audit Committee considered whether the provision of non-audit services rendered by PricewaterhouseCoopers LLP to the Company was compatible with maintaining PricewaterhouseCoopers LLP's independence.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS DOUBLECLICK'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2001 by (1) each person (or group of affiliated persons) who is known by us to beneficially own five percent or more of our common stock, (2) each of our directors and 'Named Executive Officers' and (3) all of our directors and executive officers as a group. Except as specified below, all persons listed have sole voting and investment power with respect to their shares and can be reached at our headquarters located at 450 West 33rd Street, New York, New York 10001.

                                                                   BENEFICIAL
                                                                  OWNERSHIP(1)
                                                              --------------------
                                                                SHARES     PERCENT
                                                                ------     -------
Kevin J. O'Connor(2)........................................   9,295,034     7.2%
Kevin P. Ryan(3)............................................     710,084     *
Jeffrey E. Epstein(4).......................................     188,688     *
Wenda Harris Millard(5).....................................     291,800     *
Barry M. Salzman(6).........................................     182,709     *
David S. Rosenblatt(7)......................................     145,709     *
Brian M. Rainey(8)..........................................     137,188     *
Dwight A. Merriman(9).......................................   4,655,456     3.6
David N. Strohm(10).........................................     158,376     *
Mark E. Nunnelly(11)........................................     145,912     *
W. Grant Gregory(12)........................................     454,718     *
Don Peppers(13).............................................      69,410     *
Thomas S. Murphy(14)........................................     135,200     *
Capital Group International Inc.(15)........................   7,773,250     6.0
Capital Guardian Trust Company(15)..........................   6,973,250     5.4
All directors and executive officers as a group
  (14 persons)(16)..........................................  16,691,761    12.9

---------

 * Less than one percent

 (1) Gives effect to the shares of common stock issuable upon the exercise of all options exercisable within 60 days of March 31, 2001 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. Shares of our common stock beneficially owned are calculated based on shares of our common stock outstanding as of March 31, 2001.

 (2) Includes (i) 1,023,244 shares of common stock issuable upon the exercise stock options; (ii) 15,680 shares of common stock held by Nancy O'Connor, Mr. O'Connor's wife; (iii) 200,000 shares of common stock held by the KN Trust, of which Nancy O'Connor is a trustee; (iv) 58,428 shares of common stock held by The Kono 1999 Charitable Remainder Trust, of which Mr. O'Connor and his wife are the beneficiaries, but Mr. O'Connor's brother, who does not live with Mr. O'Connor, is the trustee; and (v) 91,618 shares of common stock held by the Kono 1999 NIM-Charitable Remainder Unitrust, of which Mr. O'Connor and his wife are the beneficiaries. Mr. O'Connor's brother, who does not live with Mr. O'Connor, is the trustee. Mr. O'Connor has not retained investment control over the shares held by the Kono 1999 trusts, and, therefore, Mr. O'Connor disclaims all beneficial ownership of these shares.

 (3) Includes 442,684 shares of common stock issuable upon the exercise of stock options. Does not include 2,850,000 shares of common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

 (4) Includes (i) 12,000 shares of common stock held by Mr. Epstein's children and (ii) 136,376 shares of common stock issuable upon the exercise of stock options. Does not include 245,000 shares of
                                              (footnotes continued on next page)

(footnotes continued from previous page) common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

 (5) Includes (i) 11,200 shares of common stock held by the JWM Childrens Trust dated February 29, 2000 and (ii) 90,000 shares of common stock issuable upon the exercise of stock options. Ms. Millard resigned as of December 2000. Ms. Millard resigned from the Company in December 2000. All of Ms. Millard's outstanding unexercised options expired on April 5, 2001.

 (6) Includes 82,209 shares of common stock issuable upon the exercise of stock options. Does not include 487,500 shares of common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

 (7) Includes 135,709 shares of common stock issuable upon the exercise of stock options. Does not include 532,000 shares of common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

 (8) Includes 78,512 shares of common stock issuable upon the exercise of stock options. Does not include 155,010 shares of common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

 (9) Includes 724,472 shares of common stock issuable upon the exercise of stock options. Does not include 600,000 shares of common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

(10) Includes 60,000 shares of common stock issuable upon the exercise of stock options. Does not include 40,000 shares held by the Strohm-Reavis Living Trust for which Mr. Strohm is trustee.

(11) Includes 40,000 shares of common stock issuable upon the exercise of stock options.

(12) Includes 60,000 shares of common stock issuable upon the exercise of stock options.

(13) Includes 47,500 shares of common stock issuable upon the exercise of stock options. Does not include 25,000 shares of common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

(14) Includes 115,000 shares of common stock issuable upon the exercise of stock options. Does not include 25,000 shares of common stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2001.

(15) This information is derived from a Schedule 13G dated February 12, 2001, filed with the Securities Exchange Commission by Capital Group International Inc. ('CGII') and Capital Guardian Trust Co. ('CGTC'). CGII has sole dispositive power with respect to all 7,773,250 of the shares reported and sole voting power with respect to 6,190,850 of these shares. CGTC has sole dispositive power with respect to all 6,973,250 of the shares reported and sole voting power with respect to 5,390,850 of these shares. CGII and CGTC's address is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(16) Includes: Kevin J. O'Connor, Kevin P. Ryan, Jeffrey E. Epstein, Wenda Harris Millard, Barry M. Salzman, David S. Rosenblatt, Brian M. Rainey, Dwight A. Merriman, David N. Strohm, Mark E. Nunnelly, W. Grant Gregory, Don Peppers and Thomas S. Murphy. Also includes 25,000 shares of common stock held by Stephen R. Collins and 96,477 shares of common stock issuable upon the exercise of stock options by Mr. Collins. Does not include 475,000 shares of common stock issuable upon the exercise of stock options by Mr. Collins that do not vest within 60 days of March 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. W. Grant Gregory, a director, is currently the Chief Executive Officer and a director of zUniversity.com, Inc. In August 2000, the Company entered into a DART Service Agreement for Publishers with zUniversity.com, Inc. In October 2000, the Company entered a Network Affiliate agreement with zUniversity.com, Inc. In connection with services rendered pursuant to these agreements during 2000, the Company generated approximately $15,000 of net revenues.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    Our executive officers and other key employees are as follows:

                  NAME                     AGE                    POSITION
                  ----                     ---                    --------
Kevin J. O'Connor(1).....................  40   Chairman of the Board of Directors
Kevin P. Ryan(2).........................  37   Chief Executive Officer and Director
Dwight A. Merriman.......................  32   Chief Technical Officer and Director
Jeffrey E. Epstein.......................  44   Executive Vice President
Stephen R. Collins.......................  35   Chief Financial Officer
Barry M. Salzman.........................  38   President, Global Media
David S. Rosenblatt......................  33   President, Technology, Data and Research
Brian M. Rainey..........................  39   Senior Vice President and General Manager

---------

(1) Served as Chief Executive Officer until July 2000.

(2) Served as President and Chief Operating Officer until July 2000.

       INFORMATION CONCERNING EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES
                             WHO ARE NOT DIRECTORS

    Jeffrey E. Epstein has served as the Company's Executive Vice President since April 1999, and served as the Company's Chief Financial Officer from March 1998 until April 1999. From May 1997 to February 1998, Mr. Epstein served as Chief Financial Officer of Trans National Group Inc., a consumer services company. From January 1995 to March 1997, Mr. Epstein served as Senior Vice President of CUC International Inc., a membership-based consumer services company. From February 1988 to December 1994, Mr. Epstein served as Chief Financial Officer of King World Productions, Inc., a television production company.

    Stephen R. Collins has served as the Company's Chief Financial Officer since April 1999. From November 1998 until April 1999, Mr. Collins served as the Company's Director of Business Operations, and from January 1997 until November 1998, Mr. Collins served as the Company's Controller. From October 1992 to January 1997, Mr. Collins served in a variety of positions for Colgate-Palmolive Company, a consumer products company, most recently as Associate Financial Director of Colgate-Palmolive Romania. From July 1988 to October 1992,
Mr. Collins was an auditor for Price Waterhouse LLP (now PricewaterhouseCoopers
LLP), an accounting firm.

    Barry M. Salzman has served as the Company's President, Global Media since November 2000. Mr. Salzman served as the Company's President, International Media from December 1999 to November 2000 and served as the Company's Vice President, International from February 1997 to December 1999. From August 1994 to January 1997, Mr. Salzman served as President of BMS Associates, Inc., a consulting firm. From June 1993 to July 1994, Mr. Salzman served as an associate for AEA Investors, Inc., a principal investment firm. From June 1989 to June 1993, Mr. Salzman served as an Engagement Manager for McKinsey & Company, a management consulting firm.

    David S. Rosenblatt has served as the Company's President, Technology, Data and Research since November 2000. From October 1999 until November 2000,
Mr. Rosenblatt served as our Senior Vice President of Global Technology Solutions. Prior to that, Mr. Rosenblatt was Vice President and General Manager of the Company's Closed-Loop Marketing Solutions, which he launched in August 1998. Mr. Rosenblatt joined DoubleClick in 1997 as the Product Manager of the DART for Publishers service. In 1996, Mr. Rosenblatt was responsible for Omnipoint Communications' online content products as part of Omnipoint's rollout of its Personal Cellular Service in the fall of 1996. From 1992 to 1995, Mr. Rosenblatt served in several positions at S.G. Warburg & Co., where he executed strategic transactions for clients. Mr. Rosenblatt serves as a director of Ipath.com, a legal services company.

    Brian M. Rainey has served as Senior Vice President and General Manager of DoubleClick's Abacus division since January 2001. From November 2000 until January 2001, Mr. Rainey served as the acting President and then the President of DoubleClick's Abacus division. From June 1999 until November 2000,
Mr. Rainey served as Executive Vice President and Chief Performance Officer of

Abacus, which was acquired by, and became a division of DoubleClick in November 1999. From January 1998 until June 1999, Mr. Rainey served as Executive Vice President, Merchandise Services at Abacus and from January 1996 until January 1998 as Senior Vice President, Catalog Client Services. Prior to joining Abacus in 1992, Mr. Rainey was Director, Marketing of The Sharper Image from February 1990 until February 1992.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation received for the years ended December 31, 1998, 1999 and 2000 by the Company's Chief Executive Officer, the Company's four most highly compensated executive officers other than the Chief Executive Officer who served as executive officers as of December 31, 2000 and two other individuals who were executive officers during 2000 (together, the 'Named Executive Officers').

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION(1)       AWARDS
                                               ------------------------    UNDERLYING     ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)       BONUS($)      OPTION      COMPENSATION
     ---------------------------        ----   ---------       --------      ------      ------------
Kevin J. O'Connor ....................  2000   $125,000        $ 43,750        7,084             --
  Chairman of the Board(2)              1999   $175,000        $ 43,750    1,200,000             --
                                        1998   $175,000        $ 70,000           --             --
Kevin P. Ryan ........................  2000   $200,000        $ 43,750      887,084             --
  Chief Executive Officer(2)            1999   $175,000        $ 43,750    1,500,000             --
                                        1998   $175,000        $ 70,000           --             --
Barry M. Salzman .....................  2000   $191,667        $ 87,500        9,709       $  1,000(3)
  Vice President, International         1999   $175,000        $ 87,500      260,000             --
                                        1998   $150,000        $100,000           --             --
Jeffrey E. Epstein ...................  2000   $191,667        $ 39,375        6,376             --
  Executive Vice President              1999   $175,000        $ 39,375       80,000             --
                                        1998   $175,000        $ 35,438      460,000       $ 35,000(4)
David S. Rosenblatt ..................  2000   $158,333        $ 87,500       29,709             --
  President, Technology, Data and       1999   $121,250        $ 26,500      358,000             --
  Research                              1998   $ 92,500              --       20,000             --
Brian M. Rainey ......................  2000   $191,250        $ 11,080        8,397       $ 20,184(5)
  Senior Vice President and General     1999   $270,893              --      129,398       $  4,358(5)
  Manager                               1998         --(6)           --           --             --
Wenda Harris Millard .................  2000   $195,000              --       40,000       $370,449(8)
  Executive Vice President(7)           1999   $180,000              --      380,000       $229,759(9)
                                        1998   $180,000        $ 27,000           --       $ 93,223(9)

---------

(1) In accordance with the rules of the Securities and Exchange Commission (the 'Commission'), other annual compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Executive Officers for the years ended December 31, 1998, 1999 and 2000.

(2) Mr. O'Connor served as Chief Executive Officer until July, 2000, at which time Mr. Ryan was appointed to serve as Chief Executive Officer.

(3) Consists solely of an employee referral payment.

(4) Consists solely of starting bonus and reimbursement of certain relocation expenses.

(5) Includes $18,684 of commissions and an employee referral payment of $1,500.

(6) Mr. Rainey joined our Abacus division in November 1999.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(7) Ms. Millard resigned from the Company in December 2000.

(8) Includes $368,949 of commissions and an employee referral payment of $1,500.

(9) Consists solely of sales commissions.

OPTION GRANTS IN LAST YEAR

    The following table sets forth certain information regarding options granted to the Named Executive Officers during 2000. The Company has not granted any stock appreciation rights.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2000

                                                 INDIVIDUAL GRANTS
                                  -----------------------------------------------    POTENTIAL REALIZABLE VALUE
                                  NUMBER OF    % OF TOTAL                            AT ASSUMED ANNUAL RATES OF
                                    SHARES      OPTIONS     EXERCISE                STOCK PRICE APPRECIATION FOR
                                  UNDERLYING   GRANTED TO    PRICE                         OPTION TERM(3)
                                   OPTIONS     EMPLOYEES      PER      EXPIRATION   -----------------------------
              NAME                GRANTED(1)   IN 2000(2)    SHARE        DATE           5%              10%
              ----                ----------   ----------    -----        ----           --              ---
Kevin J. O'Connor...............     2,625         .03%      $80.56      3/1/10      $   132,995     $   337,038
                                     4,459         .05        30.19     8/21/10           84,652         214,527
Kevin P. Ryan...................   380,000        4.45        99.50      1/6/10       23,778,368      60,259,309
                                     2,625         .03        80.56      3/1/10          132,995         337,038
                                   250,000        2.93        31.38     8/18/10        4,932,863      12,500,898
                                     4,459         .05        30.19     8/21/10           84,652         214,527
                                   250,000        2.93        18.48     8/18/10        2,906,168       7,364,831
Barry M. Salzman................     5,250         .06        80.56      3/1/10          268,991         674,077
                                     4,459         .05        30.19     8/21/10           84,652         214,527
Jeffrey E. Epstein..............     2,363         .03        80.56      3/1/10          119,721         303,398
                                     4,013         .05        30.19     8/21/10           76,185         193,069
David S. Rosenblatt.............     5,250         .06        80.56      3/1/10          265,991         674,077
                                    20,000         .23        31.38     8/18/10          394,629       1,000,071
                                     4,459         .05        30.19     8/21/10           84,652         214,527
Brian M. Rainey.................     8,397         .10        30.19     8/21/10          159,413         403,988
Wenda Harris Millard............    20,000         .23        18.48      4/5/01           18,484          39,968
                                    20,000         .23        31.38      4/5/01           31,375          62,750

---------

(1) The options shown in this table become exercisable in four equal annual installments commencing one year after the date of grant. To the extent not already exercisable, certain of these options may become exercisable in the event of a merger in which the Company is not the surviving corporation or upon the sale of substantially all of the Company's assets or a sale of stock by the stockholders.

(2) During 2000, the Company granted employees options to purchase an aggregate of 8,597,287 shares of Common Stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

OPTION EXERCISE AND YEAR-END VALUES

    The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 2000 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SHARES               VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                            AT FISCAL YEAR END             AT DECEMBER 31, 2000(1)
                           SHARES                    ---------------------------------   ---------------------------
                         ACQUIRED ON      VALUE
         NAME             EXERCISE      REALIZED      EXERCISABLE      UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
         ----             --------      --------      -----------      -------------     -----------   -------------
Kevin J. O'Connor......     50,000     $   714,620     1,223,244                --       $13,335,072    $       --
Kevin P. Ryan..........    391,400      16,792,611       362,684         2,380,000         1,452,276     2,356,200
Barry M. Salzman.......    159,500       7,065,791         9,709           335,000                --     1,057,300
Jeffrey E. Epstein.....    100,000       8,800,000        21,376           310,000           123,750     1,897,500
David S. Rosenblatt....     10,000       1,081,475       120,709           322,000           284,044       230,494
Brian M. Rainey........     28,939       1,187,493        50,617           132,905             3,726        75,322
Wenda Harris Millard...    225,600       5,791,038        65,000           420,000                --            --

---------

(1) These values have been calculated on the basis of the market price on December 29, 2000 of $11.00 per share, less applicable exercise price per share, multiplied by the number of shares underlying such options. All numbers reflect the two-for-one stock dividend effected January 10, 2000.

COMMITTEES OF THE BOARD

    The Company has standing Audit and Compensation Committees. The Company does not have a Nominating Committee. The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, and the performance of our independent accountants. The Audit Committee currently consists of Messrs. W. Grant Gregory, Mark E. Nunnelly and Don Peppers. The Compensation Committee of the Board of Directors administers our stock option plans and administers certain of our other benefit plans. The Compensation Committee also provides recommendations to the Chief Executive Officer and the Board of Directors concerning the salaries and incentive compensation of the executive officers of the Company and our other employees and consultants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. W. Grant Gregory, Thomas S. Murphy and David N. Strohm. Mr. Gregory serves as the Chief Executive Officer and as a director of zUniversity.com, Inc. and Ms. Wendy H. Millard, an executive officer of the Company until December 2000, was a member of the board of directors of zUniversity.com, Inc. and served as a member of zUniversity.com, Inc.'s compensation committee during 2000.

    In August 2000, the Company entered into a DART Service Agreement for Publishers with zUniversity.com, Inc. In October 2000, the Company entered a Network Affiliate agreement with zUniversity.com, Inc. In connection with services rendered pursuant to these agreements during 2000, the Company generated approximately $15,000 of net revenues.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During 2000, the Board of Directors held six meetings and acted two times by unanimous written consent. Each director attended or participated in 75% or more of the meetings held by the Board of Directors and each committee member attended 75% or more of the meetings held by the committees on which he served.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2000.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon our performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for 2000 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    Base Salary. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without our industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four- or five-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 988,359 shares of Common Stock were granted to executive officers in 2000.

    CEO COMPENSATION. The plans and policies discussed above were the basis for the 2000 compensation of the Company's former Chief Executive Officer, Mr. Kevin J. O'Connor and the Company's current Chief Executive Officer, Kevin
P. Ryan. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within our industry which are of comparable size to the Company and by companies outside of our industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. O'Connor received a base salary of $125,000 for 2000 and a bonus of $43,750. The

Company granted 7,084 stock options to Mr. O'Connor in 2000; he currently holds a total of 1,223,244 unexercised stock options. Mr. Ryan received a base salary of $200,000 for 2000 and a bonus of $43,750. The Company granted 887,084 stock options to Mr. Ryan in 2000; he currently holds a total of 3,292,684 unexercised stock options.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, we will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance-based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Company's Stock Incentive Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

    The Compensation Committee does not expect that the compensation to be paid to any of the Company's executive officers for 2000 will exceed the $1 million limit per officer.

                                          THE COMPENSATION COMMITTEE
                                          W. Grant Gregory
                                          Thomas S. Murphy
                                          David N. Strohm

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, included in the Company's Annual Report on Form 10-K. The information contained in this report shall not be deemed to be 'soliciting material' or to be 'filed' with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

MEMBERSHIP AND ROLE OF AUDIT COMMITTEE

    The Audit Committee consists of the following members of the Company's Board of Directors: W. Grant Gregory, Mark E. Nunnelly and Don Peppers. Each of the members of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

REVIEW WITH MANAGEMENT

    The audit committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

    The audit committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

    The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

CONCLUSION

    Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          THE AUDIT COMMITTEE
                                          W. Grant Gregory
                                          Mark E. Nunnelly
                                          Don Peppers

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on February 20, 1998 (the day our shares commenced trading) through December 31, 2000 with the cumulative total return of $100 invested in the Nasdaq Stock Market (U.S) Index and two Self-Constructed Peer Group Indexes calculated similarly for the same period.

                 COMPARISON OF 34 MONTH CUMULATIVE TOTAL RETURN*
         AMONG DOUBLECLICK INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                    A NEW PEER GROUP AND AN OLD PEER GROUP

                             [PERFORMANCE GRAPH]

                                                          NASDAQ STOCK    OLD PEER     NEW PEER
                                       DOUBLECLICK INC.   MARKET (U.S.)     GROUP        GROUP
                                       ----------------    ------------   --------     --------
 2/20/98.............................           100              100          100          100
12/31/98.............................        148.33           126.24       545.35       142.00
12/31/99.............................      1,687.09           234.61     1,139.39       501.66
12/31/00.............................        146.67           141.19       373.86        89.52

*$100 INVESTED ON 2/20/98 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

    In the proxy statement for the Company's 2000 annual meeting of stockholders, the Company compared cumulative total stockholder returns on its common stock against a peer group (the 'Old Peer Group') consisting of the following companies: 24/7 Media, Inc., America Online, Inc., Cnet, Inc. and Yahoo! Inc. The Company has included the description of cumulative total stockholder returns for the Old Peer Group and a new peer group (the 'New Peer Group') consisting of: 24/7 Media, Inc., Engage, Inc., L90, Inc., ValueClick, Inc., Terra Networks, S.A. and Cnet, Inc. The Company has selected the New Peer Group to better reflect stockholder returns among peers in our industry.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

    Based solely on a review of the copies of such reports furnished to us, the Company has determined that, during 2000, all filing requirements applicable to its directors and officers were complied with except for the inadvertent failure to file a Form 4 in April 2000 by Mr. Don Peppers in relation to the transfer of 10,000 shares of Common Stock which was subsequently reported on Form 5 and the inadvertent failure to file a Form 4 in March 2000 by Mr. Thomas S. Murphy in relation to his purchase of 200 shares of Common Stock which was subsequently reported on Form 5.

                            EXPENSES OF SOLICITATION

    We bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

    The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

                             STOCKHOLDER PROPOSALS

    In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2002 annual meeting of stockholders must be received by the Secretary of the Company no later than the close of business on December 21, 2001 if such proposals are to be considered for inclusion in the Company's Proxy Statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2002 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2002 annual meeting of stockholders that is not described in the 2002 proxy statement unless the Company has received notice of such proposal on or before the close of business on December 21, 2002. However, if the Company determines to change the date of the 2002 annual meeting of stockholders more than 30 days from May 31, 2002, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2002 annual meeting of stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

                                 OTHER MATTERS

    The Board of Directors knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

New York, New York
April 19, 2001

                                                                      APPENDIX A

                            [DOUBLECLICK LOGO]

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

I. PURPOSE

    The primary purpose of the Audit Committee of the Board of Directors (the 'Committee') of DoubleClick Inc. (the 'Company') is to assist the Board of Directors (the 'Board') in fulfilling its oversight responsibilities and to provide objective oversight of the accounting functions and internal controls of the Company. In addition, the Committee will assure the objectivity of the Company's financial statements by reviewing the financial information, which will be provided to the shareholders and others. The Committee shall also review and advise the Board with respect to the Company's risk management policies, public affairs responsibilities, the audit process and financial reporting.

    The Company's independent accountants' ultimate responsibility is to the Board and the Committee, as representatives of the shareholders. These shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountant to be proposed for shareholder approval in any proxy statement).

    The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section II of this Charter:

II. RESPONSIBILITIES

1. Provide an open avenue of communication between the independent accountants and the Board.

2. Review and update this charter at least annually and recommend changes to the Board.

3. Recommend to the Board the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard 1 (as referred to in SEC Release No. 33-7919 (November 21, 2000)), shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent accountant.

4. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

5. Inquire of management and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6. Consider, in consultation with the independent accountants, the audit scope and plan of the independent accountants.

7.  Consider and review with the independent accountants:

   a. The adequacy of the Company's internal controls including computerized information system controls, including access and security.

   b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

8. Review separately with the independent accountants, the internal auditing department (if any), and management, following completion of the annual examination:

   a. The independent accountant's audit of the financial statements and report thereon.

    b. Any significant changes required in the independent accountant's audit plan.

    c. Any significant difficulties, or disputes with management, encountered during the course of the audit.

    d. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

 9. Review the Company's annual financial statements, related footnotes and any other relevant reports or financial information.

10. Review the regular internal financial reports prepared by management and any internal auditing department.

11. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

12. Review with management and the independent accountant, the interim financial report before it is filed with the SEC or other regulators.

13. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountants.

14. Review with the independent accountants the results of their review of the Company's monitoring compliance with the Company's code of conduct.

15. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

16. Meet with the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

17. Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

18. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

    The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, or others, to assist it in the conduct of any investigation.

    The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board.

C. COMPOSITION

    The Committee shall consist of three or more independent directors who shall serve at the pleasure of the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members and the Committee chairman shall be designated by the Board.

D. MEETINGS

    The Committee shall meet on a regular basis and shall hold special meetings as circumstances require. Minutes shall be kept of each meeting of the Committee and shall be provided to each member of the Board.

                                                                      Appendix B

FORM OF PROXY

                                DOUBLECLICK INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2001

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

    The undersigned stockholder of DoubleClick Inc. hereby appoints Kevin P. Ryan and Stephen R. Collins, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of DoubleClick Inc. to be held at 80 Fifth Avenue, 17th Floor, New York, New York 10011 on May 31, 2001 at 9:00 a.m. (New York time).

1. ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

       NOMINEES:

       (01) Kevin J. O'Connor
       (02) Mark E. Nunnelly
       (03) Thomas S. Murphy

       [ ] FOR ALL       [ ] WITHHOLD ALL       [ ] FOR ALL EXCEPT:



       INSTRUCTION: To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.


       -------------------------------------------------------------------------
2. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

       [ ] FOR           [ ] AGAINST            [ ] ABSTAIN WITH RESPECT TO


       proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership or limited liability company, please sign full entity name by an authorized person.



 ___________________________________      _____________________________________
 Signature                     Date        Signature (Joint Owners)       Date